Consent of
                              Independent Auditors




American Century Municipal Trust
American Century Investments
1665 Charleston Road
Mountain View, California 94043

We hereby consent to the use in this Post-Effective Amendment No. 20 to the Registration Statement under the Securities Act of 1933 and this Amendment No. 21 to the Registration Statement under the Investment Company Act of 1940, both on form N-1A, of our report dated November 20, 1996, accompanying and pertaining to the financial statements of Limited-Term Tax Free, Intermediate-Term Tax Free and Long-Term Tax Free, all series of American Century Municipal Trust, as of October 31, 1996, which are included in such Post-Effective Amendments.

/s/Baird, Kurtz & Dobson
Baird, Kurtz & Dobson

Kansas City, Missouri
August 27, 1997